Filed with the Securities and Exchange Commission on November 16, 2015.

Registration Statement No. 333-205916

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5

to

Form S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ENER-CORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	3511	46-0525350
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9400 Toledo Way Irvine, California 92618 (949) 616-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alain J. Castro Chief Executive Officer 9400 Toledo Way Irvine, California 92618 (949) 616-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
David C. Lee Shoshannah D. Katz K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, CA 92614 (949) 253-0900	Jonathan R. Zimmerman Joshua L. Colburn Faegre Baker Daniels LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 (612) 766-7000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-205916) (the “Registration Statement”) is being filed solely to file Exhibits 1.1, 5.1 and 23.3 and to update the Exhibit List accordingly. No changes have been made to Part I of the Registration Statement, which has thus been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than the underwriting discount paid or payable by us in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the NYSE MKT listing fee.

Amount
Securities and Exchange Commission Registration Fee	$2,673
FINRA Filing Fee	3,950
NYSE MKT Listing Fee	55,000
Printing Expenses	30,000
Legal Fees and Expenses	480,000
Accounting Fees and Expenses	75,000
Transfer Agent and Registrar Fees and Expenses	35,000
Miscellaneous Expenses	30,000
Total	$711,623

Item 14.   Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

Our certificate of incorporation provides that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our bylaws provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Item 15.   Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold and issued by us since July 1, 2012 that were not registered under the Securities Act, as well as the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

All share figures and exercise prices noted in this Item 15 are adjusted to give effect to the 1-for-50 reverse split of our issued and outstanding common stock on July 8, 2015, retroactively, unless otherwise noted.

(a)	Issuances of Capital Stock and Warrants to Purchase Capital Stock

In April 2013, we sold and issued an aggregate of 37,334 shares of our common stock to Sail Capital entities at $37.50 per share in consideration of approximately $728,000 in cash proceeds and for the conversion of approximately $671,000 of our debt and working capital obligations that we had incurred in connection with the spin-off transaction between November 2012 and March 2013. We received certain cash proceeds, and all repayments, in April 2013, and additional cash proceeds in June 2013.

In July 2013, we sold and issued an aggregate of 92,271 shares of our common stock to 19 accredited investors at $37.50 per share in a private placement transaction consummated in connection with our April 2013 merger transaction, for which we received proceeds of approximately $3,077,000, net of approximately $383,000 in broker-dealer commissions. We also issued 2,667 shares to an accredited investor upon conversion of a $100,000 related party note payable. In connection with this private placement, in July 2013, we issued warrants for the purchase of up to an aggregate of 9,500 shares of our common stock to certain placement agents. The warrants have an exercise price of $37.50 per share and expire five years from issuance.

In August 2013, we sold and issued an aggregate of 8,260 shares of our common stock to six accredited investors at $37.50 per share in a private placement transaction, for which we received proceeds of approximately $285,000, net of approximately $25,000 in broker-dealer commissions. In connection with this financing, we issued warrants for the purchase of up to an aggregate of 720 shares of our common stock to certain placement agents. The warrants have an exercise price of $37.50 per share and expire five years from issuance.

In November 2013, we sold and issued an aggregate of 30,000 shares of our common stock to two accredited investors at $50.00 per share in a private placement transaction (the “November 2013 Private Placement”), for which we received proceeds of approximately $1,375,000, net of offering costs of approximately $125,000.

On March 3, 2014, we issued a warrant for the purchase of up to 48,000 shares of our common stock to a placement agent as consideration for services rendered in connection with the November 2013 Private Placement. The warrant has an exercise price of $50.00 and expires November 17, 2018.

On April 16, 2014, we issued $4,600,000 of convertible secured promissory notes (“Secured Notes”) to five institutional investors in a private placement transaction and detachable warrants for the purchase of up to an aggregate 81,941 shares of our common stock to the investors. The warrants initially had an exercise price of $39.00 per share and expire five years from issuance. On September 18, 2014, the warrant exercise price was reduced to $25.00 per share. On March 23, 2015, the warrant exercise price was reduced further to $5.50 per share. The Secured Notes and related detachable warrants are governed by a Securities Purchase Agreement, dated as of April 15, 2014. We received gross cash proceeds of $4,600,000.

On August 15, 2014, we issued an aggregate of 271,098 shares of our common stock to the holders of the Secured Notes upon the conversion of $2,711,000 of Secured Notes held by such investors.

On September 22, 2014, we sold and issued an aggregate of 533,334 shares of our common stock to 36 accredited investors at $7.50 per share in a private placement transaction. We received net cash proceeds of $3,844,000, consisting of $4,000,000 in gross proceeds reduced by $156,000 in cash offering costs, consisting of cash placement fees of $73,000 and legal fees of $32,000. In addition to the cash offering costs, we also issued to two placement agents: (1) 20,000 restricted shares of our common stock valued at $150,000, in lieu of cash offering costs; and (2) warrants for the purchase of up to an aggregate of 26,500 shares of our common stock at an exercise price of $25.00 per share. The warrants issued for placement agent fees are exercisable for a period of four years after their issuance dates.

In November 2014, we issued warrants to two accredited investors for the purchase of up to an aggregate of 6,500 shares of common stock at an exercise price of $25.00 per share. The warrants were issued for compensation for investor relations services.

In December 2014, we issued an aggregate of 8,462 shares of common stock and warrants for the purchase of up to an aggregate of 38,462 shares of our common stock to settle in full a legal claim made by two investors.

On April 16, 2015, we issued an aggregate of 73,747 shares of our common stock to five accredited investors pursuant to warrant exchange agreements by which such investors surrendered for cancellation warrants previously received in April 2014 for the purchase of up to an aggregate of 81,491 shares of our common stock.

On April 23, 2015, we issued senior secured promissory notes with an aggregate principal amount of $3,100,000 and warrants to purchase up to an aggregate of 136,267 shares of our common stock to seven accredited investors. We received gross cash proceeds of $3,100,000 and paid $175,000 in placement and legal fees upon closing. The warrants have an exercise price of $12.50 per share and expire five years from issuance.

On May 1, 2015, we issued an aggregate of 108,000 shares of our common stock to 30 accredited investors at $7.50 per share in a private placement transaction. We received gross cash proceeds of approximately $810,000 and paid placement fees consisting of: (1) $64,000 in cash and (2) warrants for the purchase of up to an aggregate of 5,514 shares of our common stock at an exercise price of $12.50 per share. The warrants issued for placement agent fees are exercisable for a period of five years after their issuance dates.

On May 9, 2015, we issued senior secured promissory notes with an aggregate principal amount of $1,900,000 and warrants to purchase up to an aggregate of 83,518 shares of our common stock to four accredited investors. We received gross cash proceeds of $1,900,000. The warrants have an exercise price of $12.50 per share and expire five years from issuance.

On November 2, 2015, we issued a warrant to purchase 74,000 shares of our common stock, subject to adjustment for stock splits or other similar changes to our capital structure. The warrant has an exercise price of $15.00 per share, becomes exercisable on November 2, 2016 and expires on November 2, 2021.

No underwriters were involved in the foregoing sales of securities. The securities described in this section (a) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 3(a)(9) and/or Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All purchasers described above represented to us in connection with their purchase that they were accredited investors and were acquiring the shares for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration. We did not engage in any general solicitation or advertising in connection with the foregoing issuances.

(b)	Plan-Related Issuances of Stock Options and Restricted Stock

Since July 1, 2012, we have granted stock options to certain of our employees, consultants and directors in connection with services provided to us by such persons to purchase an aggregate of 590,761 shares of common stock with exercise prices ranging from $0.30 per share to $76.50 per share, and a weighted average exercise price of $23.92 per share. In April 2014, we cancelled options to purchase 172,200 shares at exercise prices between $50.00 and $76.50, originally granted between July 1, 2013 and November 30, 2013, and issued options to purchase 172,200 shares of common stock with an exercise price of $17.50 per share. Excluding the cancelled options to purchase 172,200 shares of common stock, since July 1, 2012, we have granted to certain of our employees, consultants and directors, in connection with services provided by such persons to us, options to purchase an aggregate of 418,561 shares of common stock with exercise prices ranging from $0.30 per share to $24.00 per share, and a weighted average exercise price of $10.10 per share.

Since July 1, 2012, we have issued and sold 64,415 shares of common stock upon exercises of options granted under our incentive plans at prices ranging from $0.30 per share to $0.45 per share, and a weighted average exercise price of $0.44 per share, including 7,202 shares of common stock that remain subject to our repurchase right as of July 15, 2015.

The stock options and the common stock issuable upon the exercise of such options as described in this section (b) of Item 15 were issued pursuant to written compensatory plans or arrangements in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act and/or the exemption set forth in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of capital stock described in this Item 15 included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer.

Item 16.   Exhibits and Financial Statement Schedules

(a)	Exhibits

See Exhibit Index immediately following the signature page to this registration statement.

(b)	Financial Statement Schedules

All other schedules are omitted because they are not required, are not applicable, or the information is included in the consolidated financial statements or the related notes to consolidated financial statements thereto.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 16th day of November, 2015.

ENER-CORE, INC.

By:	/s/ Alain J. Castro
Alain J. Castro
Chief Executive Officer

Signature	Title	Date

/s/ Alain J. Castro	Chief Executive Officer and Director
Alain J. Castro	(Principal Executive Officer)	November 16, 2015

*	President, Chief Operating Officer, and
Boris A. Maslov	Chief Technology Officer	November 16, 2015

/s/ Domonic J. Carney	Chief Financial Officer
Domonic J. Carney	(Principal Financial Officer and Principal
	Accounting Officer)	November 16, 2015

*	Chairman and Director
Michael J. Hammons		November 16, 2015

*	Director
Christopher J. Brown		November 16, 2015

*	Director
Bennet P. Tchaikovsky		November 16, 2015

*	Director
Jeffrey Horn		November 16, 2015

*	Director
Ian C. Copeland		November 16, 2015

*	Director
Eric Helenek		November 16, 2015

By:	/s/ Domonic J. Carney
Attorney-in-Fact

INDEX TO EXHIBITS

			Incorporated by Reference
Exhibit			File	Filing		Filed
Number	Description of Exhibit	Form	No.	Date	Exhibit	Herewith
1.1	Form of Underwriting Agreement					X

3.1	Certificate of Incorporation, effective September 3, 2015	8-K	000-55400	9/3/15	3.3

3.2	Bylaws, adopted effective September 3, 2015	8-K	000-55400	9/3/15	3.4

3.3	Plan of Conversion of the Registrant, effective September 3, 2015	8-K	000-55400	9/3/15	2.1

3.4	Articles of Conversion of the Registrant, effective September 3, 2015	8-K	000-55400	9/3/15	3.1

3.5	Certificate of Conversion of the Registrant, effective September 3, 2015	8-K	000-55400	9/3/15	3.2

4.1	Specimen common stock certificate	S-1/A	333-205916	11/5/15	4.1

4.2	Registration Rights Agreement, dated September 18, 2014, between the Registrant and certain accredited investors	8-K	333-173040	9/19/14	10.2

4.3	Form of Warrant to Purchase Common Stock, dated November 26, 2014, issued by the Registrant to certain consultants	S-1/A	333-205916	9/18/15	4.3

4.4	Warrant to Purchase Common Stock, dated December 1, 2014, issued to Rufus Dufus, LLC	10-K	000-55400	3/31/15	4.9

4.5	Warrant to Purchase Common Stock, dated December 1, 2014, issued to Dylana Dreams, LLC	10-K	000-55400	3/31/15	4.10

4.6	Warrant to Purchase Common Stock, dated December 16, 2014, issued to Island Pickle, LLC	10-K	000-55400	3/31/15	4.11

			Incorporated by Reference
Exhibit			File	Filing		Filed
Number	Description of Exhibit	Form	No.	Date	Exhibit	Herewith
4.7	Warrant to Purchase Common Stock, dated December 16, 2014, issued to Pilly Boy, LLC	10-K	000-55400	3/31/15	4.12

4.8	Registration Rights Agreement, dated May 1, 2015, between the Registrant and certain accredited investors	8-K	000-55400	5/1/15	10.2

4.9	Form of Senior Secured Note, dated April 23, 2015, issued by the Registrant to certain accredited investors	8-K	000-55400	4/23/15	4.1

4.10	Form of Warrant to Purchase Common Stock, dated April 23, 2015, issued by the Registrant to certain accredited investors	8-K	000-55400	4/23/15	4.2

4.11	Form of Senior Secured Note, dated May 7, 2015, issued by the Registrant to certain accredited investors	8-K	000-55400	5/7/15	4.1

4.12	Form of Warrant to Purchase Common Stock, dated May 7, 2015, issued by the Registrant to certain accredited investors	8-K	000-55400	5/7/15	4.2

4.13	Form of Warrant issued in support of Backstop Security Support Agreement, dated November 2, 2015	8-K	000-55400	11/3/15	4.1

4.14	Form of Amendment to Senior Secured Notes issued in April 2015, effective November 2, 2015	8-K	000-55400	11/3/15	4.2

4.15	Form of Amendment to Senior Secured Notes issued in May 2015, effective November 2, 2015	8-K	000-55400	11/3/15	4.3

4.16	Form of Warrant Agreement, dated ___________, 2015, by and between the Registrant and VStock Transfer, LLC as Warrant Agent, including Warrant Certificate	S-1/A	333-205916	11/5/15	4.16

4.17	Form of Unit Certificate	S-1/A	333-205916	11/5/15	4.17

5.1	Opinion of K&L Gates LLP					X

10.1+	Form of Indemnification Agreement for Directors and Officers	S-1/A	333-205916	11/5/15	10.1

10.2+	2013 Equity Incentive Plan, as amended on March 25, 2015	8-K	000-55400	3/30/15	10.7(B)

10.3+	2015 Omnibus Incentive Plan, as adopted by the Registrant’s board of directors on July 14, 2015 and approved by the Company’s stockholders on August 28, 2015	DEF 14A	000-55400	7/15/15	App. A

10.4+	Executive Employment Agreement, dated April 25, 2013, between FlexPower Generation, Inc. and Alain J. Castro	8-K	333-173040	7/10/13	10.4

			Incorporated by Reference
Exhibit			File	Filing		Filed
Number	Description of Exhibit	Form	No.	Date	Exhibit	Herewith
10.5+	Amendment to Executive Employment Agreement, dated May 23, 2014, between Registrant and Alain J. Castro	8-K	333-173040	5/30/14	99.2

10.6+	Executive Employment Agreement, dated December 31, 2012, between FlexPower Generation, Inc. and Boris Maslov	8-K	333-173040	7/10/13	10.5

10.7+	Amendment to Executive Employment Agreement, dated May 23, 2014, between Registrant and Boris A. Maslov	8-K	333-173040	5/30/14	99.3

10.8+	Offer Letter, dated August 19, 2014, from the Registrant to Domonic J. Carney	8-K	333-173040	8/20/14	99.1

10.9+	Executive Employment Agreement, dated August 19, 2014, between the Registrant and Domonic J. Carney	8-K	333-173040	8/20/14	99.2

10.10+	Offer Letter, dated May 19, 2014, from the Registrant to Jeff Horn	8-K	333-173040	5/30/14	99.1

10.11+	Offer Letter, November 28, 2014, from the Registrant to Ian C. Copeland	8-K	333-173040	12/4/14	99.1

10.12+	Offer Letter, dated May 18, 2015, from the Registrant to Eric Helenek	8-K	000-55400	5/21/15	99.1

10.13+	Commercial Lease Agreement, dated May 26, 2011, between Meehan Holdings, LLC and FlexEnergy, Inc.	10-Q	333-173040	8/19/13	10.13

10.14	Assignment and Assumption of Lease, dated August 1, 2013, between the Registrant and FlexEnergy, Inc.	8-K	333-173040	10/2/13	10.17

10.15	Lessor’s Consent to Assignment and Sublease, dated September 4, 2013, among the Registrant, FlexEnergy, Inc. and Meehan Holdings, LLC	8-K	333-173040	10/2/13	10.17A

10.16	Securities Purchase Agreement, dated September 18, 2014, among the Registrant and certain accredited investors	8-K	333-173040	9/19/14	10.1

10.17	Amendment and Waiver Agreement, dated December 1, 2014, between the Registrant and certain accredited investors	10-K	000-55400	3/31/15	10.29

			Incorporated by Reference
Exhibit			File	Filing		Filed
Number	Description of Exhibit	Form	No.	Date	Exhibit	Herewith
10.18	Form of Settlement Agreement and Mutual Release, dated December 16, 2014, among the Registrant and certain accredited investors	10-K	000-55400	3/31/15	10.30

10.19	Form of Exchange Agreement, dated April 16, 2015, between the Registrant and certain accredited investors	8-K	000-55400	4/7/15	10.1

10.20	Securities Purchase Agreement, dated April 22, 2015, between the Registrant and certain accredited investors	8-K	000-55400	4/23/15	10.1

10.21	Pledge and Security Agreement, dated April 23, 2015, among the Registrant, Ener-Core Power, Inc. and Empery Tax Efficient, LP, as collateral agent	8-K	000-55400	4/23/15	10.2

10.22	Securities Purchase Agreement, dated May 1, 2015, among the Registrant and certain accredited investors	8-K	000-55400	5/1/15	10.1

10.23	Securities Purchase Agreement, dated May 7, 2015, among the Registrant and certain accredited investors	8-K	000-55400	5/7/15	10.1

10.24	First Amendment to Securities Purchase Agreement, dated May 7, 2015, between the Registrant and Empery Tax Efficient, LP, as collateral agent	8-K	000-55400	5/7/15	10.2

10.25	First Amendment to the Pledge and Security Agreement, dated May 7, 2015, among the Registrant, Ener-Core Power, Inc. and Empery Tax Efficient, LP, as collateral agent	8-K	000-55400	5/7/15	10.3

10.26	Sales and Service Agreement between Ener-Core Power, Inc. and the Regents of the University of California University of California, Irvine, dated April 19, 2013	8-K/A	333-173040	8/29/13	10.16

10.27†	Commercial License Agreement, dated November 14, 2014, between Ener-Core Power, Inc. and Dresser-Rand Company	10-K	000-55400	3/31/15	10.22

10.28†	First Amendment to Commercial License Agreement, dated March 17, 2015, between the Registrant and Dresser-Rand Company	10-K	000-55400	3/31/15	10.31

10.29	First Amendment to Securities Purchase Agreement, dated May 7, 2015, effective as of October 22, 2015, between the Registrant and certain accredited investors	8-K	000-55400	10/23/15	10.2

10.30	Second Amendment to Securities Purchase Agreement, dated April 22, 2015, effective as of October 22, 2015, between the Registrant and certain accredited investors	8-K	000-55400	10/23/15	10.1

10.31	Backstop Security Support Agreement between the Registrant and an investor, dated November 2, 2015	8-K	000-55400	11/3/15	10.1

10.32	Security Agreement between the Registrant and an investor, dated November 2, 2015	8-K	000-55400	11/3/15	10.2

10.33	Subordination and Intercreditor Agreement among an investor, the Registrant and Empery Tax Efficient, LP in its capacity as collateral agent for senior lenders, dated November 2, 2015	8-K	000-55400	11/3/15	10.3

14.1	Code of Ethics, adopted on September 24, 2013	10-K	333-173040	4/15/14	14.1

			Incorporated by Reference
Exhibit			File	Filing		Filed
Number	Description of Exhibit	Form	No.	Date	Exhibit	Herewith
16.1	Letter from Kelly & Company, dated December 9, 2014	8-K	333-173040	12/10/14	16.1

21.1	Subsidiaries of the Registrant	S-1	333-205916	7/29/15	21.1

23.1	Consent of SingerLewak LLP, independent registered public accounting firm	S-1	333-205916	10/30/15	23.1

23.2	Consent of Kelly & Company, independent registered public accounting firm	S-1	333-205916	10/30/15	23.2

23.3	Consent of K&L Gates LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney	S-1	333-205916	7/29/15	24.1

_____________

†	Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the SEC.

+	Indicates a management contract or compensatory plan.